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                                                                    EXHIBIT 23.3




                         CONSENT OF SMRECEK & CO., S.C.

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                       CONSENT OF SMRECEK & COMPANY, S.C.,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We consent to the inclusion in the registration statement on Form SB-2 of Heartland Wisconsin Corp. (File No. 333-48527) of our report, dated June 30, 1998, on the balance sheets of Heartland Wisconsin Corp. as of February 28, 1998 and 1997, and the related statements of operations, and statements of cash flows for the years then ended, respectively. We also consent to the references to our Firm under the captions "Selected Financial Information" and "Experts" in the prospectus.




                                                      /s/ SMRECEK & CO., S.C.
                                                        SMRECEK & CO., S.C.


Waukesha, Wisconsin
July 28, 1998